UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2011

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia		23219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Xenith Bankshares, Inc. (the “Company”) held on May 5, 2011 (the “Annual Meeting”), the matters listed below were submitted to a vote of the Company’s shareholders. Set forth below are the final voting results on each such matter.

1. Election of Directors. Eleven persons were nominated by the Board of Directors for election as directors of the Company, each to serve until the 2012 annual meeting of the Company’s shareholders and until their respective successors are elected and qualified. Each nominee was elected and the final results of the votes cast for, votes withheld and broker non-votes were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Larry L. Felton	4,380,347	1,441	381,249
Palmer P. Garson	4,380,212	1,576	381,249
Patrick D. Hanley	4,380,597	1,191	381,249
Peter C. Jackson	4,380,432	1,356	381,249
Brian D. Jones	4,380,597	1,191	381,249
T. Gaylon Layfield, III	4,379,962	1,826	381,249
Malcolm S. McDonald	4,380,597	1,191	381,249
Robert J. Merrick	4,380,597	1,191	381,249
Scott A. Reed	4,380,597	1,191	381,249
Mark B. Sisisky	4,340,710	41,078	381,249
James E. Turner, Jr.	4,380,212	1,576	381,249

There were no abstentions in the voting for directors.

2. Ratification of Appointment of Independent Registered Public Accounting Firm. The final results of the votes cast for or against and abstentions in connection with the proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 were as follows:

Votes For	Votes Against	Abstentions
4,761,854	771	412

There were no broker non-votes in the ratification of the appointment of the independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2011

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer